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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-84267) and related Prospectus of BindView Development Corporation for the registration of 3,309,122 shares of its common stock and to the incorporation by reference therein of our report dated February 25, 1999, except as to Note 14, which is as of March 1, 1999, with respect to the consolidated financial statements of Netect Ltd. included in the Current Report (Form 8-K) of BindView Development Corporation filed with the Securities and Exchange Commission.



                                              /s/ KOST, FORER AND GABBAY
                                                  KOST, FORER and GABBAY
                                                 A Member of Ernst & Young
                                                       International

Tel-Aviv, Israel
August 11, 1999